UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 17, 2023
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy, Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVLG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2023, the stockholders of Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), approved the Third Amendment (the “Third Amendment”) to the Company’s Third Amended and Restated 2006 Omnibus Incentive Plan (the “Incentive Plan”). The Third Amendment (i) increases the number of shares of Class A common stock available for issuance thereunder by an additional 575,000 shares, (ii) extends the term of the Incentive Plan by three years, and (iii) makes such other miscellaneous, administrative and conforming changes as are necessary. The terms of the Third Amendment are described in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2023 (the “Proxy Statement”) in the section thereof titled “Proposal 5—Approval of the Third Amendment to the Incentive Plan.” The text of the Third Amendment is set forth as Appendix A to the Proxy Statement.

On May 17, 2023, the Compensation Committee approved new annualized base salaries for certain of the Company’s named executive officers, effective June 26, 2023, as follows:

Named Executive Officer	New Annualized Base Salary
David R. Parker	$804,710
M. Paul Bunn	$525,013
James “Tripp” S. Grant	$375,170
Samuel F. Hough	$417,685
Lynn Doster	$416,104

On May 17, 2023, the Compensation Committee approved a long-term incentive plan (the “2023 Long-Term Incentive Plan”) in which certain of the Company’s named executive officers received an aggregate award equivalent to the following amounts:

Named Executive Officer	Award Amount
David R. Parker	$1,000,000
M. Paul Bunn	$600,000
James “Tripp” S. Grant	$250,000
Samuel F. Hough	$200,000
Lynn Doster	$200,000

These participants received restricted shares equivalent to the listed amount, except the Compensation Committee decided to issue Mr. Parker’s award in cash given his significant stock holdings that align with stockholder value creation. The awards may be earned as follows: (A) 25% upon the Company’s attainment of a three-year cumulative adjusted earnings per share (“Adjusted EPS”) goal for the performance period ended December 31, 2026, (B) 25% upon the Company’s attainment of a three-year cumulative Adjusted EPS goal for the performance period ended December 31, 2026, which is in excess of the goal in (A), (C) 25% for continued service through December 31, 2024, and (D) 25% for continued service through December 31, 2025. Furthermore, the participants may earn an additional cash bonus subject to achievement of a three-year cumulative Adjusted EPS goal for the performance period ended December 31, 2026, which is in excess of the goals in (A) and (B) as follows:

Named Executive Officer	Award Amount
David R. Parker	$500,000
M. Paul Bunn	$300,000
James “Tripp” S. Grant	$125,000
Samuel F. Hough	$100,000
Lynn Doster	$100,000

The Compensation Committee set the Adjusted EPS goals to incentivize long-term Adjusted EPS improvement and used a plan design that provided additional incentives as Adjusted EPS increased, along with a retention component to retain a team that has produced improving results for the Company.  In association with the April 2021 equity grant to Mr. Parker, the Compensation Committee provided that it did not expect to make any additional equity awards to Mr. Parker for 2021, 2022, or 2023, absent extraordinary circumstances. In light of the Company’s performance since 2021, including Mr. Parker’s leadership in reducing costs and building a more predictable business, the Compensation Committee determined that Mr. Parker would participate in the 2023 Long-Term Incentive Plan. Awards under the Long-Term Incentive Plan are subject to customary termination, forfeiture, and acceleration provisions.

In April 2023, the Company acquired Lew Thompson & Son Trucking, Inc. and related entities (collectively, “Lew Thompson & Son”), a dedicated contract carrier specializing in poultry feed and live haul transportation in Northwest Arkansas and surrounding areas. On May 17, 2023, the Committee approved the Lew Thompson & Son Bonus Plan, to incentivize certain members of management, including Messrs. Parker, Bunn, and Grant and Ms. Doster, to achieve certain financial goals related to Lew Thompson & Son. Achievement under the Lew Thompson & Son Bonus Plan is based on four targets (collectively, the “Targets”) related to adjusted EBITDA from all poultry related business (“Poultry EBITDA”). Target 1 is based on Poultry EBITDA for fiscal year 2024. Target 2 is based on Poultry EBITDA for fiscal year 2025. Target 3 is based on Poultry EBITDA for fiscal year 2026. If Targets 1, 2, and/or 3 are not achieved, there is a catch-up provision that would allow the unattained Target 1, 2, and/or 3 to be earned if the cumulative target Poultry EBITDA for fiscal years 2024 through 2026 is attained. Target 4 is based on either Poultry EBITDA for fiscal year 2026, which is in excess of the Target 3 Poultry EBITDA, or cumulative Poultry EBITDA for fiscal years 2024 through 2026, which is in excess of the cumulative catch-up provision Poultry EBITDA. The Compensation Committee set the Targets to incentivize growth and profitability of the acquired Lew Thompson & Son business with a plan design that rewarded additional Poultry EBITDA with additional vesting.  Further, performance attainment of Target 1, 2, 3, and 4 include a one-year retention vesting requirement from the performance attainment date to incentivize key management retention.  With respect to Targets 1, 2, and 3, the participants received an aggregate award equivalent to the following amounts:

Named Executive Officer	Award Amount
David R. Parker	$300,000
M. Paul Bunn	$300,000
James “Tripp” S. Grant	$150,000
Lynn Doster	$75,000

For Targets 1, 2, and 3, the awards for Mr. Parker and Ms. Doster were in cash, while the awards for Messrs. Bunn and Grant were in restricted shares equivalent to the listed amount. One-third of the awards may be earned for achievement of each of Targets 1, 2, and 3. Furthermore, the participants may earn an additional cash bonus subject to achievement of Target 4, as follows:

Named Executive Officer	Award Amount
David R. Parker	$200,000
M. Paul Bunn	$200,000
James “Tripp” S. Grant	$100,000
Lynn Doster	$50,000

Awards under the Lew Thompson & Son Bonus Plan are subject to customary termination, forfeiture, and acceleration provisions.

On May 17, 2023, the Compensation Committee approved a retirement compensation package for Joey B. Hogan (the “Retirement Agreement”). Mr. Hogan has served the Company for over twenty-five years, including as our President from 2016 to January 2023. Mr. Hogan is retiring as an employee and officer of the Company effective June 30, 2023, and has been elected as a member of the Board at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”).

Under the Retirement Agreement, Mr. Hogan will receive an aggregate cash payment of $930,000, of which $680,000 will be paid on June 30, 2023, $150,000 will be paid approximately six months after June 30, 2023, and $100,000 will be paid in five annual installments beginning in February 2024. From the Annual Meeting, Mr. Hogan will receive compensation for his service as a member of the Board equivalent to compensation received by non-employee directors. As long as Mr. Hogan remains a member of the Board, his unvested equity awards will continue to be eligible to vest according to their terms. In connection with the Retirement Agreement, Mr. Hogan also agreed to certain restrictive covenants, the term of which will extend to the later of three years post-employment or one year after his service on the Board ends.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting, was held on Wednesday May 17, 2023. Five proposals were voted on at the Annual Meeting. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:
Nominee	For	Withheld	Broker Non-Votes
Dr. Benjamin S. Carson, Sr.	11,476,808	2,247,387	1,006,274
Joey B. Hogan	13,209,347	514,848	1,006,274
D. Michael Kramer	13,630,784	93,411	1,006,274
Bradley A. Moline	9,329,798	4,394,397	1,006,274
David R. Parker	13,490,467	233,728	1,006,274
Rachel Parker-Hatchett	13,282,430	441,765	1,006,274
Tracy L. Rosser	13,707,832	16,363	1,006,274
Herbert J. Schmidt	10,464,048	3,260,147	1,006,274
W. Miller Welborn	13,661,696	62,499	1,006,274

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
13,539,126	158,410	26,659	1,006,274

3.
In a non-binding, advisory vote, the stockholders voted as follows on the proposal to select the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
12,732,839	17,759	966,133	7,464	1,006,274

Accordingly, the Company’s stockholders expressed a preference for a non-binding, advisory vote on executive compensation each year. The Board considered the results of the non-binding, advisory vote on the frequency of votes on executive compensation, as well as the recommendation of the Compensation Committee, and determined that the Company would hold future non-binding, advisory votes on executive compensation each year until the next stockholder non-binding, advisory vote on the frequency of these votes.

4.	The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was ratified as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,714,478	13,396	2,595	—

5.	The Third Amendment was approved as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,620,351	2,094,026	9,818	1,006,274

Item 8.01	Other Events.

On May 17, 2023 the Board declared a quarterly cash dividend of $0.11 per share of Class A and Class B common stock. The quarterly cash dividend is pursuant to a quarterly cash dividend program previously approved by the Board. The dividend is payable to stockholders of record on June 2, 2023 and is expected to be paid on June 30, 2023.

A copy of the press release announcing the declaration of dividends is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	99.1	Covenant Logistics Group, Inc. press release dated May 22, 2023, announcing the declaration of a quarterly cash dividend.
	104	Cover Page Interactive Data File.

The information Items 8.01 and 9.01 of this report and the exhibit hereto maybe considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including, without limitation, statements relating to our declaration of quarterly dividends. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurance that future dividends will be declared. The declaration of future dividends is subject to approval of our board of directors and various risks and uncertainties, including, but not limited to: our cash flow and cash needs; compliance with applicable law; restrictions on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; deterioration in our financial condition or results; and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission. Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: May 22, 2023	By:	/s/ James S. Grant
James S. Grant
Executive Vice President and Chief Financial Officer